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                                                                   EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated January 22, 1999 included in Registration Statement File No. 333-47939. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


/s/  Arthur Andersen LLP


Houston, Texas
March 26, 2001